POWER OF ATTORNEY

	Know all by these presents that the undersigned hereby constitutes and appoints each of Frank J. Bisignano, Robert W. Hau, Eric C. Nelson and Jennifer M.
Manchester, signing singly, the undersigned's true and lawful attorney-in-fact with respect to the undersigned's holdings of and transactions in securities issued by Fiserv, Inc. to:

(1)	execute for and on behalf of the undersigned Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and the timely filing of such form with the United States Securities and Exchange Commission ("SEC") and any other authority;

(3)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable, and to complete and execute any requests, forms or documents, including without limitation completing, executing and submitting an Update Passphrase request with the SEC and discussing the undersigned's EDGAR access codes with the SEC (collectively, "Documents"), and timely submit or file such Documents with the SEC, in connection with the maintenance and administration of the undersigned's EDGAR access codes; and

(4)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in the undersigned's discretion.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

	The undersigned hereby revokes any power of attorney granted by the undersigned prior to the date hereof with respect to the undersigned's holdings of and transactions in securities issued by Fiserv, Inc.  This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions in securities issued by Fiserv, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 11th day of June, 2021.





                                         /s/ Wafaa Mamilli
                                         Signature



                                         Wafaa Mamilli
                                         Print Name